Sensata Technologies Holding plc Announces Cash Tender Offers by Certain Subsidiaries for Senior Notes
SWINDON, United Kingdom, October 28, 2025 – Sensata Technologies Holding plc (NYSE: ST) (“Sensata”) announced today that Sensata Technologies B.V. and Sensata Technologies, Inc., its indirect, wholly owned subsidiaries (each, an “Offeror” and collectively, the “Offerors”), have commenced cash tender offers (each, individually with respect to a series of Notes, a “Tender Offer” with respect to such series, and collectively, the “Tender Offers”) to purchase up to $350,000,000 in total cash consideration payable, excluding the applicable Accrued Interest (as defined below) (the “Maximum Tender Offer Amount”) of the applicable Offeror’s senior notes, as identified in the table below (collectively, the “Notes”).
Each Tender Offer is open to all registered holders of the applicable series of Notes (individually, a “Holder” and collectively, the “Holders”). Subject to the Maximum Tender Offer Amount and the cap on tenders of the STBV 2029 Notes (as defined below) set forth in the table below (the “2029 Notes Tender Cap”), the amount of a series of Notes that is purchased in the applicable Tender Offer on the applicable Settlement Date (as defined below) will be based on the acceptance priority level for such series (in numerical priority order, with 1 being first) (the “Acceptance Priority Level”) set forth in the table below and on the cover page of the Offer to Purchase, dated October 28, 2025 (the “Offer to Purchase”), subject to the proration arrangements applicable to the Tender Offers.

						Dollars per $1,000 Principal Amount of Notes Tendered and Accepted for Purchase(1)
Title of Notes	Issuer	CUSIP Number	Principal Amount Outstanding	Tender Cap(2)	Acceptance Priority Level(3)	Tender Offer Consideration	Early Tender Premium	Total Consideration(4)
4.000% Senior Notes due 2029	Sensata Technologies B.V.	81725W AK9 / N78840 AM2	$1,000,000,000	300,000,000	1	$938.75	$50	$988.75
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5.875% Senior Notes due 2030	Sensata Technologies B.V.	81725W AL7 / N78840 AP5	$500,000,000	N/A	2	$975.00	$50	$1,025.00
4.375% Senior Notes due 2030	Sensata Technologies, Inc.	81728U AA2 / U81700 AA1	$450,000,000	N/A	3	$923.75	$50	$973.75

(1)Does not include Accrued Interest, which will also be payable as provided in the Offer to Purchase.
(2)The Tender Cap for a series represents a cap for the aggregate principal amount of Notes of such series to be purchased.
(3)Subject to the Maximum Tender Offer Amount, the 2029 Notes Tender Cap and proration, if applicable, the principal amount of each series of Notes that is purchased in each Tender Offer will be determined in accordance with the applicable Acceptance Priority Level (in numerical priority order, with 1 being first) specified in this column.
(4)Includes the Early Tender Premium.
The Tender Offers are being made upon, and subject to, the terms and conditions set forth in the Offer to Purchase. Each Tender Offer will expire at 5:00 p.m., New York City time, on November 26, 2025, unless extended by the applicable Offeror or earlier terminated (such date and time with respect to any Tender Offer, as it may be extended or earlier terminated, the “Expiration Time”). No tenders of Notes submitted after the Expiration Time will be valid. Holders of Notes that are validly tendered and not validly withdrawn at or prior to 5:00 p.m., New York City time, on November 10, 2025 (such date and time with respect to any Tender Offer, as it may be extended, the “Early Tender Deadline”) that are accepted for purchase will receive the applicable Total Consideration (as set forth in the table above), which includes an early tender premium of $50 per $1,000 principal amount of the Notes accepted for purchase pursuant to the applicable Tender Offer (with respect to each series of Notes, the “Early Tender Premium”). Holders of Notes that are validly tendered and not validly withdrawn after the applicable Early Tender Deadline but at or prior to the applicable Expiration Time that are accepted for purchase (if any) will receive only the applicable “Tender Offer Consideration,” which is, for each series of Notes, the applicable Total Consideration minus the applicable Early Tender Premium.
In addition to the Total Consideration or Tender Offer Consideration, as applicable, Holders of Notes accepted for purchase will receive accrued and unpaid interest, rounded to the nearest cent, on the applicable series of Notes from the last interest payment date with respect to such Notes to, but not including, the applicable Settlement Date (the “Accrued Interest”).
Tendered Notes may be validly withdrawn from the applicable Tender Offer at or prior to 5:00 p.m., New York City time, on November 10, 2025, unless extended by the applicable Offeror (such date and time with respect to any Tender Offer, as it may be extended, the “Withdrawal Deadline”). After the applicable Withdrawal Deadline, Holders
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who have validly tendered their Notes may not withdraw such Notes unless the applicable Offeror is required to extend withdrawal rights under applicable law.
The applicable Offeror reserves the right, but is under no obligation, at any point following the applicable Early Tender Deadline and before the applicable Expiration Time, subject to the satisfaction or waiver of the conditions to the applicable Tender Offer, to accept for purchase any Notes validly tendered at or prior to the Early Tender Deadline (the settlement date of such purchase under such Tender Offer being the “Early Settlement Date”), subject to the Maximum Tender Offer Amount, the 2029 Notes Tender Cap, the Acceptance Priority Levels and the proration arrangements applicable to the Tender Offers, each as described in the Offer to Purchase. Each Early Settlement Date will be determined at the applicable Offeror’s option and is currently expected to occur on or after November 13, 2025, subject to all conditions to the applicable Tender Offer having been either satisfied or waived by the applicable Offeror. Irrespective of whether the applicable Offeror chooses to exercise its option to have an Early Settlement Date, the applicable Offeror will purchase any remaining Notes that have been validly tendered at or prior to the applicable Expiration Time and that it chooses to accept for purchase, subject to all conditions to the applicable Tender Offer having been either satisfied or waived by the applicable Offeror, promptly following the applicable Expiration Time (the settlement date of such purchase under such Tender Offer being the “Final Settlement Date”; the Final Settlement Date and the Early Settlement Date each being a “Settlement Date”), subject to the Maximum Tender Offer Amount, the 2029 Notes Tender Cap, the Acceptance Priority Levels and proration arrangements applicable to the Tender Offers, each as set forth in the Offer to Purchase. The applicable Final Settlement Date is expected to occur on December 1, 2025, the second business day following the applicable Expiration Time, assuming that the conditions to the Tender Offers are satisfied or waived by the applicable Offeror and that Notes with total cash consideration payable, excluding the applicable Accrued Interest, equal to the Maximum Tender Offer Amount are not purchased on the applicable Early Settlement Date.
Subject to the Maximum Tender Offer Amount, the 2029 Notes Tender Cap and the proration arrangements applicable to the Tender Offers, each as set forth in the Offer to Purchase, all Notes validly tendered at or prior to the applicable Early Tender Deadline having a higher Acceptance Priority Level will be accepted before any Notes validly tendered at or prior to the applicable Early Tender Deadline having a lower Acceptance Priority Level are accepted. Among any Notes validly tendered following the applicable Early Tender Deadline but at or prior to the applicable Expiration Time, Notes having a higher Acceptance Priority Level will be accepted before any Notes having a lower Acceptance Priority Level are accepted. However, if the Tender Offers are not fully subscribed as of the applicable Early Tender Deadline, subject to the 2029 Notes Tender Cap, Notes validly tendered at or prior to the applicable Early Tender Deadline will be accepted for purchase in priority to other Notes tendered following the applicable
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Early Tender Deadline, even if such Notes tendered following the applicable Early Tender Deadline have a higher Acceptance Priority Level than Notes tendered at or prior to the applicable Early Tender Deadline.
Acceptances for tenders of Notes of a series may be subject to proration if the total cash consideration payable, excluding the applicable Accrued Interest, for the Notes of such series validly tendered would cause the Maximum Tender Offer Amount to be exceeded or, in the case of the 4.000% Senior Notes due 2029 issued by Sensata Technologies B.V. (the “STBV 2029 Notes”), if the aggregate principal amount of the STBV 2029 Notes validly tendered would cause the 2029 Notes Tender Cap to be exceeded. Furthermore, absent an amendment of the Tender Offers, if the Tender Offers are subscribed in excess of the Maximum Tender Offer Amount or, in the case of the STBV 2029 Notes, in excess of the 2029 Notes Tender Cap, as of the applicable Early Tender Deadline, Holders who validly tender Notes following the applicable Early Tender Deadline will not have any such Notes accepted for purchase.
The applicable Offeror’s obligation to accept for payment and to pay for any of the Notes validly tendered in the applicable Tender Offer is not subject to any minimum principal amount of Notes in the aggregate or of any series being tendered, but is subject to the satisfaction or waiver of a number of conditions described in the Offer to Purchase. The applicable Offeror(s) reserve the right, subject to applicable law, to: (i) waive any and all conditions to the applicable Tender Offer; (ii) extend or terminate the applicable Tender Offer; (iii) increase or decrease the Maximum Tender Offer Amount and/or, in the case of Sensata Technologies B.V., increase, decrease or eliminate the 2029 Notes Tender Cap, in each case, without extending or reinstating withdrawal rights; or (iv) otherwise amend the applicable Tender Offer in any respect.
A Holder wishing to tender Notes may do so by book-entry transfer and delivery of an agent’s message pursuant to DTC’s Automated Tender Offer Program. The Offerors have retained Barclays Capital Inc. and Goldman Sachs & Co. LLC to act as Dealer Managers (the “Dealer Managers”) in connection with the Tender Offers. Questions and requests for assistance regarding the terms of the Tender Offers should be directed to Barclays Capital Inc. at (800) 438-3242 or by email at us.lm@barclays.com, or to Goldman Sachs & Co. LLC at (800) 828-3182 or by email at gs-lm-nyc@ny.email.gs.com. Copies of the Offer to Purchase and any amendments or supplements to the foregoing may be obtained from D.F. King & Co., Inc., the tender and information agent for the Tender Offers (the “Tender and Information Agent”), by calling (212) 269-5550 (for banks and brokers only) or (800) 549-6864 (for all others), via email at Sensata@dfking.com.
None of the Offerors, Sensata, the Dealer Managers, the Tender and Information Agent, the trustees under the indentures governing the Notes, the guarantors party to the indentures governing the Notes, nor any of their respective affiliates, is making any
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recommendation as to whether Holders should tender or refrain from tendering all or any portion of their Notes in response to the Tender Offers, and no one has been authorized by any of them to make such a recommendation. Holders must make their own decision as to whether to tender their Notes and, if so, the principal amount of Notes to tender. Holders should consult their tax, accounting, financial and legal advisers regarding the tax, accounting, financial and legal consequences of participating or declining to participate in the Tender Offers.
The Tender Offers are only being made pursuant to the Offer to Purchase. This press release is neither an offer to purchase or sell nor a solicitation of an offer to purchase or sell any Notes in the Tender Offers or any other securities of the Offerors. The Tender Offers are not being made to Holders of Notes in any jurisdiction or in any circumstances in which the making or acceptance thereof would not be in compliance with the securities, blue sky or other laws of such jurisdiction. In any jurisdiction in which the Tender Offers are required to be made by a licensed broker or dealer, the Tender Offers will be deemed to be made on behalf of the Offerors by the Dealer Managers, or one or more registered brokers or dealers that are licensed under the laws of such jurisdiction.
Forward-Looking Disclosure Statement
The statements contained in this press release that are not purely historical are forward-looking statements, including statements regarding the terms and timing for completion of the Tender Offers; and the satisfaction or waiver of conditions to the Tender Offers.
These statements are subject to risks, uncertainties, and other important factors relating to Sensata’s operations and business environment that could cause actual results to differ materially from the results contemplated by any forward-looking statement, and Sensata can give no assurances that these forward-looking statements will prove to be correct. In addition, other known or unknown risks and factors may affect the accuracy of the forward-looking information. Factors that may cause actual results to vary include, but are not limited to, conditions in financial markets, investor responses to the Tender Offers, and other risk factors detailed from time to time in Sensata’s reports filed with the U.S. Securities and Exchange Commission.
The forward-looking statements speak only as of the date they are made, and, except as otherwise required by applicable securities laws, Sensata undertakes no obligation to publicly update any of its forward-looking statements.
About Sensata Technologies
Sensata Technologies is a global industrial technology company striving to create a safer, cleaner, more efficient and electrified world. Through its broad portfolio of mission-critical sensors, electrical protection components and sensor-rich solutions, Sensata
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helps its customers address increasingly complex engineering and operating performance requirements. With more than 18,000 employees and global operations in 13 countries, Sensata serves customers in the automotive, heavy vehicle & off-road, industrial, and aerospace markets.
For Media & Investors:
James Entwistle
+1(508) 954-1561
jentwistle@sensata.com
investors@sensata.com
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